Exhibit 8.1

Significant Subsidiaries of the Registrant

(as of date of this annual report)

On October 31, 2023, we disposed of all of our equity interest in Haoju (Shanghai) Artificial Intelligence Technology Co., Ltd., which carried out our previous long-term rental business in the PRC. We acquired Alpha Mind Technology Limited, an insurance agency and insurance technology business in the PRC, on December 28, 2023. On September 12, 2024, we disposed of all of our equity interest in QK365.com INC. (BVI), FENGLINJU PROPERTY (CHINA) LIMITED (HK) and Shanghai Meileju Intelligent Technology Co., Ltd (PRC). The following list presents the updated subsidiaries of the Registrant as of the date of this annual report.

Subsidiaries	Place of Incorporation
Alpha Mind Technology Limited	British Virgin Islands
XH TEC, INC	British Virgin Islands
Alpha Mind Technology Limited	Hong Kong
Jiachuang Yingan (Beijing) Information & Technology Co., Ltd	China

VIEs	Place of Incorporation
Huaming Insurance Agency Co., Ltd	China
Huaming Yunbao (Tianjin) Technology Co., Ltd	China

A

Significant Subsidiaries of the Registrant

(as of September 30, 2024)

Subsidiaries	Place of Incorporation
Alpha Mind Technology Limited	British Virgin Islands
Alpha Mind Technology Limited	Hong Kong
Jiachuang Yingan (Beijing) Information & Technology Co., Ltd	China

VIEs	Place of Incorporation
Huaming Insurance Agency Co., Ltd	China
Huaming Yunbao (Tianjin) Technology Co., Ltd	China